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                                                               Exhibit 99 (d)(2)

                         FORM OF STOCK OPTION AGREEMENT

  (Note that vesting schedule will depend on date of grant of original option)

                   TRINTECH Group plc SHARE OPTION 1997 SCHEME

Trintech Group plc an Irish public limited company `Trintech', hereby grants an option to subscribe for Shares as may be represented by American Depositary Shares and as may be evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Trintech Group plc Share Option 1997 Scheme ("the Scheme").

Date of Option Grant:        ___________________________

Name of Participant:         ___________________________

Social Security No. or

other tax identification:___________________________

Number of Shares Covered by Option: ________________

Exercise Price per Share:   $_______________________
(being market value on the day
preceding the date of grant)

Vesting Start Date:          ________________________________

           By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                       Seal:

Name: ......................

Address: ...................

 ...........................

Occupation: ................

GIVEN under the Common Seal

of TRINTECH Group plc

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Vesting

Your right to exercise this Option vests in quarterly increments at the rate of 1/12th per quarter over a three year period starting on the first anniversary of the date of grant. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

Anniversary of Date of Grant Percentage
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Second                              33%
Third                               66%
Fourth                              100%

The resulting number of Shares will be rounded up to the nearest whole number. No additional Shares vest after your Trintech service has terminated for any reason.

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Term

Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech service terminates, as described below.)

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Regular Termination

If your service as an employee or director of Trintech (or any Subsidiary) terminates for any reason except death (or normal retirement or retirement due to Health Reasons) then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day (or such later date as the Committee may decide) after your termination date. Trintech determines when your service terminates for this purpose.

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Death

If you die as an employee or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

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Normal Retirement or Early Retirement

If your service as an employee or director of Trintech (or any Subsidiary) terminates because of normal retirement or early retirement due to Health Reasons then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

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Leaves of Absence

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For purposes of this Option, your service does not terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing. But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your service terminates, in any event, when the approved leave ends, unless you immediately return to active work. Trintech determines which leaves count for this purpose.

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Restrictions on Exercise

Trintech will not permit you to exercise this Option if the exercise and/or issuance of Shares at that time would violate any applicable law or regulation.

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Notice of Exercise

When you wish to exercise this Option you must notify Trintech by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's joint names). The notice will be effective when it is received by Trintech.

If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

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Form of Payment

When you submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

o    Your personal cheque, a cashier's cheque or a money order.

o If Trintech then so permits, by irrevocable directions to a securities broker approved by Trintech to sell your Option Shares and to deliver all or a portion of the sale proceeds to Trintech in payment of the Exercise Price. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by Trintech.

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Withholding Taxes

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of the Option exercise.

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Restrictions on Resale

By signing this Agreement, you agree not to sell any Option Shares at a time when applicable laws or Trintech policies prohibit a sale. This restriction will apply as long as you are an employee or director of Trintech (or a Subsidiary).

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Transfer of Option

Prior to your death, only you may exercise this Option (to the extent exercisable). You cannot transfer or assign this Option (to the extent exercisable). For instance, you may not sell this Option or use it as security for a loan. You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, Trintech is not obligated to honour a Notice of Exercise from your former spouse, nor is Trintech obligated to recognise your former spouse's interest in your Option in any other way.

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Retention Rights

Your Option or this Agreement do not give you the right to be retained by Trintech (or any Subsidiaries) in any capacity.

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Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of Trintech until a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered. No adjustments are made for dividends or other rights if the applicable record date occurs before a proper Notice of Exercise has been filed with Trintech and the exercise price has been tendered, except as described in the Scheme.

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Adjustments

In the event of a stock split, a stock dividend or a similar change in Trintech Shares, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Scheme. In the event where Trintech is taken over or is a party to a merger, this Option will be handled in accordance with the Scheme.

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Applicable law and Jurisdiction

This Agreement and the Trintech Group plc Share Option 1997 Scheme (as the same may be amended from time to time) will be governed by and construed in accordance with the laws of Ireland and you agree to submit to the non-exclusive jurisdiction of the Irish courts in connection with any disputes which may arise out of or in connection with this Agreement or the Trintech Group plc Share Option 1997 Scheme.

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The Scheme and other Agreements

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The text of the Trintech Group plc Share Option 1997 Scheme is incorporated in this Agreement by reference.

This Agreement and the Scheme constitute the entire understanding between you and Trintech regarding this Option and any other options, or understandings agreements relating to options over Shares except under the Trintech Group plc Executive Share Option Scheme or under this Scheme. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Scheme.

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